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                                                                  Exhibit m(3)



                   AMENDED AND RESTATED PLAN OF DISTRIBUTION

                                    Of The

                            MEYERS PRIDE VALUE FUND

                           A Separate Series Of The

                            MEYERS INVESTMENT TRUST

                                (As Re-adopted)


     WHEREAS, the Meyers Investment Trust (the "Trust") is a business trust organized under the laws of the State of Delaware;

     WHEREAS, the Trust has established a separate series of the beneficial interests of the Trust, par value $.00001 (the "Shares"), designated the Meyers Pride Value Fund (the "Fund");

     WHEREAS, the Trust intends to establish a new class of Shares to be marketed in Germany to be designated the Class B Shares and the existing Shares shall be designated as the Class A Shares;

     WHEREAS, on or about April 1, 1996, the Trust filed a Registration Statement on Form N-1A (File Nos. 33-32111 and 811-7581) (the "Registration Statement"), under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), in connection with the registration of the Shares, and such Registration Statement was declared effective by the Commission on June 9, 1996;

     WHEREAS, on or about May 9, 1996, the Board of Trustees of the Trust adopted a Plan of Distribution (the "Plan") for distribution of the Shares in accordance with Rule 12b-1 under the 1940 Act;

     WHEREAS, on or about June 13, 1996, the founding shareholders of the Fund approved the Plan;

     WHEREAS, the Plan authorized the Trust to engage a distributor to be selected by the Board to distribute the Shares and, in connection therewith, for the expenses for services
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performed and expenses incurred by such distributor in connection with the distribution of the Shares be paid in accordance with the Plan; and

     WHEREAS, in accordance with Rule 12b-1 under the 1940 Act, the Plan is required to be re-adopted no later than twelve (12) months following the adoption of the Plan; and

     WHEREAS, the Board of Trustees has determined to adopt certain non-material amendments to the Plan, which amendments do not increase materially the amount to be spent for distribution.

     NOW, THEREFORE, the Trust hereby re-adopts this Plan of Distribution as amended and restated (the "Plan") for distribution of the Shares, and any future classes of Shares, in accordance with Rule 12b-1 under the 1940 Act, and on and subject to the following terms and conditions:

     1.  DISTRIBUTION AGREEMENT

          Upon re-adoption of this Plan in accordance with Section 4 below, the
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Trust is hereby authorized to enter into (or renew) a distribution agreement
(the "Distribution Agreement"), with a Distributor to be selected by the Board of Trustees (the "Distributor"), wherein the Trust will reimburse the Distributor, from the assets of each class of the Fund, for services performed and expenses incurred by the Distributor in connection with the distribution of the Shares and for providing certain services to the shareholders of the Fund. The Distribution Agreement shall be in writing and shall contain such provisions as the Trust determines to be reasonable and necessary -- consistent, however, with the terms and conditions and limitations of this Plan.

     2.  REIMBURSEMENT

     Upon re-adoption of this Plan in accordance with Section 4 below and
                                                      ---------
pursuant to Rule 12b-1, the Trust is hereby authorized to pay the Distributor, in its capacity as the principal underwriter of Fund shares, a distribution and shareholder servicing fee for the Class A Shares of up to 0.25% per annum of the Fund's average daily net assets. Under the terms of the Plan, the Distributor may pay all or a portion of this fee to any securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of Fund shares, or who provides certain shareholder services to Fund shareholders, pursuant to a written agreement (the "Related Agreement"). The Plan is a "reimbursement" plan, which means that the fees paid by the Fund are intended as reimbursement for services rendered up to the maximum allowable amount. If more money for services rendered is due than is immediately payable because of the limitation of the amounts payable under the Plan, the unpaid amount is carried forward from period to period while the Plan is in effect until such time as it may be paid. Any expense payable hereunder may be carried forward for reimbursement for up to twelve
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months beyond the date in which it is incurred, subject always to the limit that not more than 0.25% of the average daily net assets of the Fund is payable per annum. No interest, carrying or other forward charge will be borne by the Fund with respect to unpaid amounts carried forward. In the event the Plan is terminated as herein provided, the Fund shall have no liability for expenses that were not reimbursed as of the date of termination. The Plan has the effect of increasing the Fund's expenses from what they would otherwise be. In addition to the quarterly reviews to be performed pursuant to Section 6 of this Agreement, the Board of Trustees shall review the payments made pursuant to the Plan in connection with its annual determination as to the continuance of the Plan.

     3.  CLASS B SHARES

     The Trust shall pay the Distributor for distributing its Shares a monthly fee at the annual rate set forth on Schedule I.

     4.  SERVICES AND EXPENSES

          The Plan covers those types of distribution services and expenses which are primarily intended to result in the sale of all classes of Shares, including without limitation but in all cases in compliance with Rule 12b-1:
(i) compensation to and expenses of brokers or dealers who are members of the National Association of Securities Dealers, Inc. or their officers, sales representatives or employees who advise shareholders regarding the purchase, sale or retention of shares of the Fund; (ii) compensation to and expenses of the Distributor and any of its officers, sales representatives and employees who engage in or support distribution of the Shares; (iii) any reasonable out-of-pocket expenses, including allocable overhead, travel and telephone expenses, and retention of records; (iii) incidental expenses associated with printing of prospectuses and reports for other than existing shareholders; and (iv) incidental expenses associated with preparation, printing and distribution of sales literature and advertising materials.

     5.  RELATED AGREEMENTS

          All Related Agreements shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient. No Related Agreement shall be entered into, and no payments shall be made pursuant to any Related Agreement, unless such Related Agreement is in writing and has first been delivered to and approved pursuant to Section 5 of this Agreement.

     6.  APPROVAL BY BOARD OF TRUSTEES

          This Plan, as re-adopted, shall not take effect until approved by vote of a majority of both (i) the Board of Trustees of the Trust and (ii) those Trustees of the Trust who are not "interested persons" of the Trust (as defined by the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it including, without

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limitation, the Distribution Agreement (the "Rule 12b-1 Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

     7.  SELECTION AND NOMINATION OF TRUSTEES

          While this Plan is in effect, the selection and nomination of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

          REPORTS FROM DISTRIBUTOR

          The officers of the Trust, based on information received from the Distributor shall provide to the Board of Trustees, and the Trustees shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.


     8.  PRESERVATION OF PLAN RECORDS

          The Fund shall preserve copies of this Plan and any related agreements (including any Distribution Agreement) and all reports made pursuant to
Section 6 hereof, for a period of not less than six years from the date of the
---------
re-adoption of the Plan. Any such agreement or any such report, as the case may be, will be kept for the first two years in an easily accessible place.

     9.  TERM OF PLAN AND RELATED AGREEMENTS

          This Plan, as re-adopted, shall remain in effect no longer than one year from the date of the re-adoption of this Plan, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees in the manner provided for approval of this Plan in Section 4. Any forms of agreements related to this Plan (including any
        ---------
Distribution Agreement) shall provide that they shall remain in effect no longer than one year from the date of the adoption of this Plan, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees in the manner provided for approval of this Plan in Section 4.
        ---------

     10.  TERMINATION OF PLAN AND RELATED AGREEMENTS

          This Plan may be terminated at any time by vote of a majority of (i) the Rule 12b-1 Trustees or (ii) the outstanding voting securities of the Fund. Any agreements related to this Plan (including any Distribution Agreement), shall provide (i) that it may be terminated at any time without the payment of penalty on not more than sixty days' written notice by a vote of a majority of
(A) the Rule l2b-1 Trustees or (B) the outstanding voting securities of the Fund,

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and (ii) that it shall terminate automatically in the event of its assignment.
In the event the Plan is terminated as herein provided, the Fund shall have no liability for expenses that were not reimbursed as of the date of termination.

     11.  AMENDMENT OF PLAN

          This Plan, together with any related agreement (including any Distribution Agreement), (i) may not be materially amended unless such amendment is approved by its Board of Trustees in the manner provided for the initial approval of this Plan in Section 4 hereof, and (ii) if such amendment relates to
                         ---------
a material increase in the amount of compensation payable to the Distributor pursuant to Section 2 hereof, unless such amendment is also approved by a vote
            ---------
of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

     12.  APPLICATION OF PLAN TO OTHER SERIES

          This Plan may not be adopted with respect to any separate series or portfolio of the Trust other than the Fund (each a "New Fund") unless and until
(i) such adoption is approved by the Board of Trustees in the manner provided for the initial approval of this Plan in Section 4 hereof, or (ii) such adoption
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is also approved by a vote of at least a majority (as defined in the 1940 Act)
of the outstanding voting securities of the New Fund.

     13.  RULE 12b-1 SAVING CLAUSE

          It is the intent of the Trust that this Plan, and each and every provision hereof, comply with Rule 12b-1 of the 1940 Act and regulatory interpretations thereof, and that each and every provision of this Plan be interpreted and construed to conform to that intent. To the extent that any such provision cannot be so construed, such offending provision shall be severed in accordance with Section 13 of this Plan.
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     14.  SEVERABILITY

          If any term or provision of this Plan or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Plan, and/or not in compliance with Rule l2b-1 of the 1940 Act, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable and/or, if applicable, not in compliance with Rule l2b-1 of the 1940 Act) shall be excused as if it had never been incorporated into this Plan, and, in lieu of such excused provision, there shall be added a provision as similar in effect and operation to such excused provision as may be possible and be legal, valid and enforceable and/or, if applicable, in compliance with Rule 12b-1, and (ii) the remaining part of this Plan (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable

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and/or, if applicable, not in compliance with Rule 12b-1) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

     15.  LIMITATION OF LIABILITY

          The name Meyers Investment Trust is the designation of the Trustees under (i) a Certificate of Trust filed by the Delaware Secretary of State March 25, 1996, as amended by a Certificate of Amendment to Certificate of Trust filed by the Delaware Secretary of State on January 29, 1997, and as further amended from time to time, and (ii) a Trust Instrument dated March 26, 1996, as further amended from time to time, and all persons dealing with the Trust must look solely to the property of such Trust for enforcement of any claims against such Trust as neither the Trustees, officers or agents of the Trust or shareholders of any fund under the Trust assumes any personal liability for obligations entered into by the Trust.

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          The undersigned, the duly appointed Secretary of the Trust, hereby certifies that: (i) on [April 30], 1999, the foregoing Plan of Distribution was unanimously re-adopted, pursuant to Section 4 of the Plan, by (i) the Board of
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Trustees of the Trust and (ii) the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan of Distribution or any agreement related to the Plan of Distribution (including any Distribution Agreement).


                                    TRUST:

                                    MEYERS INVESTMENT TRUST
                                    a Delaware Business Trust

                                         /s/ Shelly J. Meyers
                                    By:  _______________________
                                    Name: Shelly J. Meyers
                                    Title: President and Trustee


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                                 SCHEDULE I
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          Class B Shares                          Fee
          --------------                          ---

                                           [To be inserted]

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